Exhibit 99.06
Southern Company
Kilowatt-Hour Sales and Customers

(In Millions of KWHs)

	Three Months Ended March
	2017	2016	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	45,693	45,476	0.5%

Total Retail Sales-	35,504	38,038	(6.7)%	(1.1)%
Residential	10,916	12,602	(13.4)%	0.8%
Commercial	11,768	12,323	(4.5)%	(1.9)%
Industrial	12,606	12,888	(2.2)%	(2.2)%
Other	214	225	(4.9)%	(4.7)%

Total Wholesale Sales	10,189	7,438	37.0%	N/A

(In Thousands of Customers)

	Period Ended March

	2017	2016[1]	Change
Regulated Utility Customers-
Total Utility Customers-	9,226	9,155	0.8%
Total Traditional Electric	4,608	4,561	1.0%
Southern Company Gas	4,618	4,594	0.5%

Notes

(1) Southern Company's acquisition of Southern Company Gas was completed on July 1, 2016. March 2016 customers are shown on a pro forma basis for comparative purposes.